This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of August 2001.



The Prudential Variable Contract Account-11
File No. 811-03422




Witness: /s/ Jonathan D. Shain                      			By:/s/ Grace
Torres
	Jonathan D. Shain				     	Grace
Torres
	Secretary
	Treasurer



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